EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (a) the Registration Statements on Form S-8 (Nos. 333-01023, 33-50416 and 333-52569) and Form S-3 (No. 333-47053) of Oakwood Homes Corporation and (b) the Registration Statement on Form S-3 (No. 333-72621) of Oakwood Mortgage Investors, Inc., of our report dated September 12, 2003 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Greensboro, NC
September 25, 2003